EXHIBIT 10.1

                             Joint Filing Agreement

     Agreement dated as of February 28, 2000, between LeAnna Sidhu and Catalyst Capital LLC (collectively, the "Parties").

     Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, $.0001 par value per share, of youticket.com inc. owned of record by LeAnna Sidhu and Catalyst Capital LLC ("Schedule 13D"), and it will file the
Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.

                                      Catalyst Capital LLC

                                      /s/  LeAnna Sidhu
                                      ---------------------------
                                      By: LeAnna Sidhu, Authorized Signatory

                                      /s/ LeAnna Sidhu
                                      -----------------------------
                                          LeAnna Sidhu